Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-34313, 333-33860, 333-56612, 333-88270, 333-108867, 333-120516 and 333-132499) of Ameristar Casinos, Inc, of our report dated April 6, 2007, with respect to the consolidated financial statements of RIH Acquisitions IN, LLC, included as Exhibit 99.1 in this Current Report on Form 8-K/A of Ameristar Casinos, Inc. dated December 4, 2007.

/s/ Ernst & Young LLP

Las Vegas, Nevada
December 4, 2007